April 3, 1998


TO:  Our Dealer/Stockholders

Enclosed is a formal notice of the Ace annual stockholders meeting that will be held on Monday, June 1, 1998. As of this date, the matters that will be acted upon at the meeting will be the election of five directors.

The enclosed notice contains an Explanatory Summary giving the names and background information of each of the five persons recommended by the Board of Directors for election as directors.

At this meeting, the five directors to be chosen are to be elected to positions in the third director class for three-year terms with one director being a dealer director at-large, two being non-dealer directors, and one director being elected from each of Regions 5 and 7. As provided for in the By-laws, regional dealer-directors are elected from designated geographic regions of the United States.

Please review the enclosed materials carefully and then complete, sign, date and mail the enclosed proxy card in the envelope provided for your convenience. The prompt return of sufficient proxies to enable the business of the meeting to proceed will save your Company additional expenses of solicitation which would ultimately be borne by its stockholders.

Of course, if you find it convenient to attend the meeting, you may rescind your proxy vote and vote in person if you so desire.

Sincerely,



DAVID F. HODNIK                          RICHARD E. LASKOWSKI
David F. Hodnik                          Richard E. Laskowski
President and CEO                        Chairman of the Board



                ACE HARDWARE CORPORATION
          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        June 1, 1998


Notice is hereby given that the annual meeting of the stockholders of Ace Hardware Corporation will be held on Monday, June 1, 1998, in Krausman Hall at the general office of the Corporation, 2200 Kensington Court, Oak Brook, Illinois at 9:00 A.M., Central Daylight Saving Time, for the following purposes:

(1) to elect five members of the Board of Directors of the third class to serve for 3-year terms, of which one shall be a dealer director at-large, two shall be a non-dealer directors, and one shall be elected from each of the following director regions:

                   Region 5 and Region 7;

and

(2) to transact such other business as may properly be brought before the meeting.

Only those holders of record of shares of Class "A" stock on the books of the Corporation at the close of business on April 3, 1998 are entitled to notice of, and to vote at, the meeting.

The names of the five persons selected to be nominees for election as directors in accordance with the provisions of Article IV of the By-laws of the Corporation, together with background information concerning each of them, are set forth in the attached Explanatory Summary.


                                By order of the Board of Directors

                                          DAVID W. LEAGUE

April 3, 1998                                Secretary


         IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

In order that there may be proper representation at the meeting, you are urged to sign and return the enclosed proxy in the envelope provided. Your cooperation in promptly returning your signed proxy will reduce expenses incident to following up this solicitation of proxies. Submission of a signed proxy will not preclude you from voting in person at the meeting if you so desire.




                  ACE HARDWARE CORPORATION
                    2200 Kensington Court
                  Oak Brook, Illinois 60523


      EXPLANATORY SUMMARY FURNISHED IN CONNECTION WITH
        SOLICITATION OF PROXIES BY BOARD OF DIRECTORS


Proxies in the form enclosed herewith are solicited by the Board of Directors of Ace Hardware Corporation (the "Company") for use at the annual meeting of stockholders to be held in Krausman Hall at the general office of the Company, 2200 Kensington Court, Oak Brook, Illinois, on Monday, June 1, 1998, and at any adjournment thereof. Unless authorization to do so is withheld by the giver of the proxy, the persons named as proxies in the enclosed proxy card, or such of them as may act, will vote for the election as directors of all of the persons recommended by the Board of Directors.

Only the holders of record of shares of Class A stock on the books of the Company at the close of business on April 3, 1998 will be entitled to vote at the meeting. Even if you expect to attend the meeting in person, you are requested to return your executed proxy in the enclosed envelope in order to assure that a quorum of the Class A stock is represented at the meeting and to enable the business of the meeting to be conducted as expeditiously as possible. Any stockholder giving a proxy will have the right to revoke it at any time prior to the voting thereof.

The exact number of outstanding shares of Class A stock on the record date of April 3, 1998 will be reported at the meeting. Each such outstanding share entitles the holder to one vote. There will not be cumulative voting for the election of directors.

The cost of soliciting proxies in the form enclosed herewith is being borne by the Company. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, telegraph or facsimile.



The Company's 1997 Annual Report, including financial statements, has been mailed to each stockholder.


ELECTION OF DIRECTORS
                         [Item (1) on proxy card]

In accordance with authority vested in it by Article IV of the By-laws of the Company, the Board of Directors has determined that the Board shall be comprised of 12 persons. The Board has determined that one director shall be a dealer director at-large, two shall be non-dealer directors, and that all 9 remaining members of the Board as to be constituted following the 1998 annual stockholders meeting, shall be "regional dealer directors".

Each dealer director must be either the owner of a retail business organization owning stock of the Company or an executive officer, general partner, or general manager of such a retail business organization.

As also provided for by the Company's By-laws, the Board of Directors has established 9 geographic regions of the United States from which regional dealer directors are to be chosen. The Board has authority from time to time to make revisions in the geographic composition of such regions, as well as to change the number of regions. Determinations are to be made by the Board each year as to the regions from which regional dealer directors to be elected at the next annual meeting shall be chosen. In the discretion of the Board, two or more dealer directors from the same region may serve on the Board at the same time.

The current geographic composition of each of the regions established by the Board of Directors for the election of regional dealer directors pursuant to the applicable By-law provisions is as follows:

Region 1 -     Maine, New Hampshire, Vermont, Massachusetts, Connecticut,
               Rhode Island, New York, Pennsylvania, New Jersey;

Region 2 -     Delaware, Maryland, Virginia, West Virginia, Kentucky,
               Tennessee, North Carolina, South Carolina,
               District of Columbia;

Region 3 -     Alabama, Mississippi, Georgia, Florida;

Region 4 -     Ohio, Indiana, Illinois;

Region 5 -     Iowa, Missouri, Nebraska, Kansas, Colorado;

Region 6 -     Arkansas, Louisiana, Oklahoma, Texas;

Region 7 -     Alaska, Washington, Oregon, Idaho, Montana, Wyoming, Utah;

Region 8 -     Arizona, New Mexico, Nevada, California, Hawaii;

Region 9 -     Michigan, Minnesota, North Dakota, South Dakota, Wisconsin.

The present directors, their respective director regions and classes, and the years of expiration of their current terms of office are as follows:

                                                  Year of Expiration
     Director             Region         Class     of Current Term
    ----------------------------------------------------------------
     Eric R. Bibbens, II    1            First           2000

     D. William Hagan       3            First           2000

     Jennifer C. Anderson   8            First           2000

     Mark Jeronimus         9            First           2000

     J. Thomas Glenn        2            Second          1999

     Jon R. Weiss           4            Second          1999

     John E. Kingrey        6            Second          1999

     Richard E. Laskowski   4            Third           1998

     James R. Williams      5            Third           1998

     Lawrence R. Bowman     7            Third           1998

     Roger E. Peterson      -            Third           1998


As required by the By-laws, the Board of Directors determined that the four positions on the Board currently held by directors of the class whose terms expire in 1998 and that the additional position of the same class shall be filled at the forthcoming 1998 annual stockholders meeting by persons to be elected for 3-year terms as follows: one dealer director at-large, two non-dealer directors, one director from Region 5 and one director from Region 7.

Under the By-laws, Mr. Laskowski and Mr. Williams are not eligible for re-election upon expiration of each of their respective terms as a director in 1998, but Mr. Bowman and Mr. Peterson are eligible for re-election. As authorized by a provision in the By-laws under which the Board of Directors can propose the nomination for re-election of any eligible incumbent director or election of a non-dealer director, the Board determined that Mr. Bowman and Mr. Peterson should each be nominated for re-election at the 1998 annual meeting for additional terms of three years. In addition, the Board has also determined that Mr. Mario R. Nathusius should be nominated for election as a dealer director at-large and Mr. Howard J. Jung should be nominated for election as a non-dealer director at the 1998 annual meeting each for a term of three years.

The Board established a 1998 Candidate Selection Committee comprised primarily of 5 dealer stockholders from Region 5 plus 2 directors to select a nominee for election as director for a 3-year term. The nominee selected by such Candidate Selection Committee is Mr. Daniel L. Gust in Region 5.

The Board of Directors recommends the election as directors of each of the five nominees referred to above. The director regions, classes and terms for which they are being nominated, together with background information concerning each nominee, is set forth below.


Region 5, Third and 3 years    Daniel  L. Gust, 48, is the President and
                               owner of Garden Acres Ace Hardware and Hometown
                               Ace Hardware & Rental, both in Longmont, CO. He
(Picture of Daniel L. Gust)    previously worked from 1972 to 1979 for Winnebago
                               Industries, Inc., as a manufacturing engineer and engineering manager. From 1979 to 1984, he worked for Texas Instruments Consumer Products
                               Group as a quality assurance manager, and from 1984 to 1990 for MiniScribe Corp. as director of Asia-Pacific Sales, as well as Vice
                               President of Quality and Reliability. Mr. Gust graduated from South Dakota State University in 1972 with a bachelor of science degree in mechanical engineering. He also earned a masters of business administration degree, with an emphasis on organizational behavior, in 1983 from Texas Tech University. Mr. Gust has been nominated for a three-year term to represent dealers in Region 5 - Iowa, Nebraska, Kansas,
                               Missouri and Colorado, replacing Jim Williams, who has served three full terms.



Region 7, Third and 3 years    Lawrence R. Bowman, 51, is President of
                               Owenhouse Ace Hardware, Inc., Bozeman, MT., one
                               of the oldest existing stores in Montana. The
(Picture of Lawrence R.        store has operated continuously since 1879 and
 Bowman)                       became affiliated with Ace in 1964. Mr. Bowman
                               began working at the store part-time in 1971, became a full-time employee two years later, and began buying into the store in 1975.
                               Initially elected to the Ace Board of Directors in 1991, he represents dealers in Region 7 -
                               Montana, Idaho, Wyoming, Alaska, Utah,
                               Washington and Oregon. He currently serves as chairman of the nominating committee. He is a graduate of Montana State University with degrees in business and mechanical engineering technology. He also served for two years in the U.S. Army.

Region -, Third and 3 years    Howard J. Jung, 50, and his wife, Brug,
                               currently own and operate an 11,500 sq. ft.
                               Ace Hardware store in Raleigh, N.C.  The store
(Picture of Howard J. Jung)    achieved PHD status in 1996 and 1997.  Mr. Jung
                               graduated from the University of Illinois in 1970 with a bachelor of science degree. He worked for IBM in Springfield, IL., until 1975 when he moved to Raleigh to open an Ace Hardware store. Mr. Jung served three three-year terms on the Ace Board of Directors from 1987 to 1996, representing dealers in Region 2 - South
                               Carolina, North Carolina, West Virginia,
                               Maryland, Virginia, Delaware,District of
                               Columbia, Kentucky and Tennessee. During that time, he worked on numerous Board committees, including Technology, Merchandising/Advertising,
                               Market Development/Retail Support, International and Compensation, Audit and Executive. Mr. Jung has been nominated for a non-dealer director position for a term of three years.



Region -. Third and 3 years    Mario R. Nathusius, 54, owns six Ace stores
                               ranging in size from 20,000 sq. ft. to 80,000
                               sq. ft. in Guatemala and is the 1997
(Picture of Mario R.           International Dealer of the Year Award winner.
 Nathusius)                    He is one of the first international dealer
                               members, having affiliated with Ace in 1978.
                               Mr. Nathusius has worked as general manager of an investment firm and a textile manufacturer, both in Guatemala. From 1973 to 1976, he served as Consul of Guatemala to Canada. In
                               1978, he established CEMACO Co. Mr. Nathusius has served on the Board of the Guatemala
                               Educational Foundation and was a founding member and Vice President of the Stock
                               Exchange in Guatemala. Currently, he serves on a number of boards, including Grupo PRO, Banco Empresarial, and Industrious Rio Dulce.
                               He is fluent in Spanish, English and German.
                               Mr. Nathusius has been nominated for a dealer director at-large position for a term of three years.

Region -, Third and 3 years    Roger E. Peterson, 60, has served as non-dealer
                               director for the Board of Directors since 1995,
                               following his retirement as Ace's chief
(Picture of Roger E.           executive officer.  He currently is chairman
 Peterson)                     of the Wholesale Success committee.  Mr.
                               Peterson held the position of chief executive officer of Ace from 1990 to May 1995, and President from 1986 through December 1994.
                               Other positions he held at Ace include
                               Executive Vice President, Vice President of
                               Operations and National Distribution Manager.
                               Prior to joining Ace, he was Executive Vice
                               President and General Manager of C/P Products
                               Corp., Elkhart, Ind. He also held other management positions with companies such as Montgomery Ward, J.C. Penney and Ben Franklin.
                               He is a graduate of the University of Miami where he earned a degree in business administration and was elected to the University's Board of Trustees in 1995.


The principal occupation of Mr. Daniel L. Gust, Mr. Lawerence R. Bowman,
Mr. Howard J. Jung and Mr. Mario R. Nathusius during the past 5 years or more consisted of being an owner, officer or manager of a retail hardware business. The principal occupation of Mr. Roger E. Peterson during the past five years consisted of being President and CEO and director of Ace Hardware Corporation.

If any nominee named above shall refuse or be unable to serve as a director, an event not now anticipated by the Board of Directors, it is intended that the persons named in the proxy will vote for the election in his/her stead of such substitute nominee as shall be designated by the Board.


                        OTHER MATTERS

As of the date of the notice of the annual meeting of stockholders, the Board of Directors knows of no matters to be brought before the meeting other than those described above. If, however, any additional matters are presented by others, the proxy holders have been vested by the Board of Directors with discretionary powers to vote the shares represented by the proxies held by them in accordance with their own best judgment with respect to all such matters.

                                        By Order of the Board of Directors

                                                 DAVID W. LEAGUE

April 3, 1998                                       Secretary






                 ANNUAL STOCKHOLDERS MEETING

                    MONDAY, JUNE 1, 1998


The Annual Stockholders' Meeting of ACEHARDWARE CORPORATION will be held on MONDAY, JUNE 1, 1998 in the ACE CORPORATE OFFICES, 2200 Kensington Court, KRAUSMAN HALL - 3rd Floor, Oak Brook, Illinois.

You are invited to join the Ace Staff for a Continental Breakfast at 8:30 A.M. The business meeting will begin promptly at 9:00 A.M.

IF YOU PLAN TO ATTEND, please return the Reservation Form so that proper arrangements can be made for the breakfast and meeting.

Please Note: Ace Hardware has adopted a "Tobacco Free Policy," which became effective several years ago. There is NO SMOKING PERMITTED ANYWHERE WITHIN OUR CORPORATE OFFICE FACILITIES.
Your efforts in maintaining a healthier, smoke-free work environment are appreciated by the Company and employees.






                 ANNUAL STOCKHOLDERS MEETING
                    MONDAY, JUNE 1, 1998

Please reserve _____ places for the following persons who plan to attend the Continental Breakfast and Annual Meeting.

______________________________
______________________________


______________________________
______________________________

Return form to:
Ace Hardware Corporation
2200 Kensington Court
Oak Brook, Illinois  60523
Attn: Chairman's Office





ACE HARDWARE CORPORATION PROXY


         This proxy is solicited on behalf of the Board of Directors for the annual meeting of stockholders on June 1, 1998.

As the holder, or the authorized agent of the holder, of 1 share of Class A stock of Ace Hardware Corporation issued as of the record date of April 3, 1998 for the Ace store designated by the number shown on the reverse side hereof, the undersigned does hereby constitute and appoint Jennifer C. Anderson, Mark Jeronimus and D. William Hagan and each of them, with each to have full power of substitution, as Proxies to vote said share of stock at the annual meeting of stockholders of Ace Hardware Corporation to be held at 9:00 A.M. on Monday, June 1, 1998, and at any adjournment thereof, on all matters coming before said meeting. If no directions are given on the other side of this card, the Proxies will vote for the election of all director nominees recommended by the Board of Directors and in their discretion on any other business that may properly come before the meeting. The Proxies appointed herein may act by a majority of such of said Proxies as shall be present at the meeting (or if only one is present then by that one). Any prior Proxies given by the undersigned with respect to said meeting are hereby revoked.

             (Continued and to be signed on the reverse side)

                       (Continued from the other side)

Election of Directors:

__ FOR all nominees listed below
   (except as marked to the contrary below)

__ WITHHOLD AUTHORITY to vote for all nominees listed below


 (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

 Daniel L. Gust, Lawrence R. Bowman, Mario R. Nathusius,
 Howard J. Jung, Roger E. Peterson


Dated:________________
                               (Legal corporate, partnership or business name)

Ace Store #_________
                               By
                               (In the case of a corporate or partnership
                                stockholder, an appropriate officer or
                                partner should sign and his title should be inserted. If the stock is held in joint tenancy, each holder should sign.)